                                                                     EXHIBIT 1

                                1,530,000 SHARES

                           TAYLOR CAPITAL GROUP, INC.

            ____% NONCUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

                               PURCHASE AGREEMENT

                                                              February ___, 1997


PIPER JAFFRAY INC.
ROBERT W. BAIRD & CO. INCORPORATED
c/o Piper Jaffray Inc.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, Minnesota  55402

Ladies and Gentlemen:

     Taylor Capital Group, Inc., a Delaware corporation (the "Company"), proposes to sell to Piper Jaffray Inc. and Robert W. Baird & Co. Incorporated (the "Underwriters") an aggregate of 1,530,000 shares (the "Firm Shares" or the "Securities") of ____% Noncumulative Perpetual Preferred Stock, Series A, $.01 par value per share (the "Preferred Stock"), of the Company.


     The Company hereby confirms its agreement with respect to the sale of the Securities to the Underwriters. The Company intends to contribute the proceeds from the sale of the shares of Preferred Stock to the capital of Cole Taylor Bank (the "Bank") which as of the Closing Date (as hereinafter defined) will be a wholly owned subsidiary of the Company. The Company will acquire the Bank and CT Mortgage Company (the "Mortgage Company" and collectively with the Bank and each other entity 50% or more of the voting capital stock of which is owned directly or indirectly by the Company, the Mortgage Company or the Bank, the "Subsidiaries") through a series of transactions (the "Split-Off Transactions") described in the Registration Statement (as defined below) and in an Amended and Restated Share Exchange Agreement dated as of June 12, 1996 (the "Share Exchange Agreement"), among Cole Taylor Financial Group, Inc. ("CTFG") and the persons named in Schedule 7(b) thereto (such persons being herein referred to collectively as the "Taylor Family" and individually a "Taylor Family Member"). An aggregate of 4.5 million shares of common stock, par value $.01 per share (the "Common Stock") has been and is being offered and sold (the "Common Stock Offering"), in transactions in reliance on the exemption from registration under Section 4(2) of the Act (as defined below), to the Taylor Family and the Company's 401(k)/Profit Sharing Employee Stock Ownership Plan (the "Profit Sharing/ESOP" and collectively with the Taylor Family, the "Taylor Group"), all as more fully described in the Registration Statement (as defined below).


     1. Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333-14713) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission; one or more


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amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

     If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet meeting the requirements of Rule 434 of the Rules and Regulations). If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, is hereinafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of
Section 10(a) of the Rules and Regulations) filed by the Company with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Underwriters by the Company for such use. The term "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations.

     2. Representations and Warranties. The Company represents and warrants to, and agrees with each Underwriter as follows:

     (a) No order preventing or suspending the use of any Preliminary Prospectus prior to the time it becomes or became effective under the Act has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by either Underwriter, specifically for use in the preparation thereof.


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     (b) As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations) and at the Closing Date (as hereinafter defined), and (A) the Registration Statement (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
(C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by either Underwriter, specifically for use in the preparation thereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission.

     In connection with the Common Stock Offering, the information (the "Information") transmitted by the Company to the Taylor Group relating to the Company and its Subsidiaries and the Common Stock Offering did not or will not include an untrue statement of a material fact or omit to state a material fact therein necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading.

     (c) The financial statements of the Bank, together with the notes thereto, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and the Rules and Regulations and fairly present the financial condition of the Bank as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated in the Registration Statement and Prospectus and subject, in the case of unaudited financial statements, to normal year end adjustments which in the opinion of management are not material); and the supporting schedules included in the Registration Statements present fairly the information required to be stated therein; and the historical financial information and statistical data set forth in the Prospectus under the captions "Summary Selected Financial Data" and "Selected Bank Financial Data" are fairly stated in all material respects in relation to the financial statements from which they have been derived. The pro forma financial data included in the Registration Statement and the Prospectus present fairly the information shown therein, comply in all material respects with the requirements of the Act and the Rules and Regulations with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. KPMG Peat Marwick LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

     (d) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The

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Company has received approval to become a bank holding company under the Bank
Holding Company Act of 1956, as amended (the "BHC Act"), supervised by the Board of Governors of the Federal Reserve System (the "FRB"). The Bank is a state banking corporation under the supervision of the Office of Banks and Real Estate of Illinois (the "Department") and a member in good standing of the FRB. All activities of the Bank are among those permitted to Illinois state-chartered banks under the laws of the State of Illinois and federal law. The deposit accounts maintained at the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law, and no proceedings for the termination or revocation of such membership or insurance are pending or, the knowledge of the Company, threatened. Each of the Company and its Subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in good standing under the corporation and banking laws of each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon its business, condition (financial or otherwise), earnings, prospects, assets, results of operations or properties of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect").

     (e) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock, or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its Subsidiaries, or any material adverse change in the business, condition (financial or otherwise), earnings, prospects, assets, results of operations or properties of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Change") or any development involving a prospective Material Adverse Change.

     (f) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party, or to which either of their assets may be subject, before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Effect.

     (g) There are no contracts or documents of the Company or any of its Subsidiaries that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

     (h) Each of this Agreement, the Indemnity Agreement dated _________, 1997 between the Company and the Taylor Family (the "Indemnity Agreement") and the Agreement dated ___________, 1997 among the Company, CTFG and the Taylor Family (the "7(c) Agreement") has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the Share Exchange Agreement, the Indemnity Agreement, the 7(c) Agreement and any other agreement executed by the Company or the Subsidiaries in connection with the Split-Off Transactions (the Share Exchange Agreement and such other agreements, whether executed by the Company, any Subsidiary or any

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Taylor Family Member, are collectively referred to as the "Split-Off
Agreements") and the consummation of the transactions herein or therein contemplated or the Split-Off Transactions will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which any of its property is subject, the Company's or any Subsidiary's charter or by-laws, or any consent, approval, ruling, order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of its properties, which in each case might result in any Material Adverse Change; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Split-Off Agreements or for the consummation of the transactions contemplated hereby or thereby or of the Split-Off Transactions, including the issuance or sale of the Securities and Common Stock by the Company, except such as may be required under the Act or state securities or blue sky laws or approvals of the FRB, the Internal Revenue Service, National Association of Securities Dealers, Inc. and the Department, all of which have been obtained; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement; and the Company and each Subsidiary has full power and authority to enter into the Split-Off Transactions and Split-Off Agreements.

     (i) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock and the shares of Common Stock to be issued by the Company to the Taylor Group in the Common Stock Offering are duly authorized and are, or will be at the Closing Date, validly issued, fully paid and nonassessable, have been issued, or will have been issued as of the Closing Date, in compliance with all federal and state securities laws, were not, or will not be, issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the holders thereof are not, or will not be, subject to personal liability by reason of being such holders (except as contemplated by the Split-Off Agreements); the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms hereof, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock and Preferred Stock, conforms to the description thereof in the Registration Statement and Prospectus. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement and Prospectus and the Company or another Subsidiary owns, or on the Closing Date shall own, of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such Subsidiary capital stock. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any Subsidiary any shares of the capital stock of the Company or any Subsidiary. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus.

     (j) The Company and each of its Subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and where failure to

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comply would reasonably be expected to have a Material Adverse Effect, and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except where it would not be expected to have a Material Adverse Effect; and the Company and each of its Subsidiaries is and has been in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees and where failure to comply would reasonably be expected to have a Material Adverse Effect.

     (k) The Company and its Subsidiaries have good and marketable title to all property described in the Registration Statement and Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or would not reasonably be expected to have a Material Adverse Effect; the property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as would not reasonably be expected to have a Material Adverse Effect; the Company and each of its Subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement and Prospectus; except as stated in the Registration Statement and Prospectus, no name which the Company or any of its Subsidiaries uses and no other aspect of the business of the Company or any of its Subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others which would have a Material Adverse Effect and neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or fee which has not been resolved or disposed of and which would have a Material Adverse Effect.

     (l) Neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws or in breach of or otherwise in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its Subsidiaries is subject in each case referred to in this subparagraph
(xii) which violations or defaults would have a Material Adverse Effect.

     (m) The Company and its Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries is contesting in good faith, or, in the case of franchise tax returns or payments, where such failure to file or default in payment would not reasonably be expected to have a Material Adverse Effect.

     (n) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

     (o) Other than the Bank, the Mortgage Company and Alpha Capital Fund, the Company owns, directly or indirectly, no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity which would be material to the Company and its Subsidiaries taken as a whole.

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     (p) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (q) Other than as contemplated by this Agreement or described in the Registration Statement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the Split-Off Agreements or the consummation of the transactions contemplated hereby or thereby or of the Split-Off Transactions.

     (r) Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

     (s) No report or application filed by the Company or any of its Subsidiaries with the FRB, Department or the FDIC, as of the date it was filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein and complied with the applicable requirements of the FRB, Department or the FDIC, as the case may be, except for such amendments thereto as have been timely filed and corrected appropriately any such report or application.

     (t) To the knowledge of the Company, the request for ruling (the "Ruling Request") filed with the Internal Revenue Service, and the ruling dated September 3, 1996 issued thereby (the "Tax Ruling") do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein. The Split-Off Transactions as described in the Registration Statements do, and when consummated in accordance with the Share Exchange Agreement will, conform in all respects with the Tax Ruling, except for such differences as do not affect the validity of the Tax Ruling.

     (u) The proceeds from the sale of the Securities will constitute "tier 1" capital (as defined in 12 C.F.R. Part 325).

     (v) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

     (w) Except for closing of the offering of Securities contemplated hereby, all conditions precedent to CTFG's, the Company's and the Taylor Family's obligation to effect the Split-Off Transactions as set forth in the Share Exchange Agreement, have been performed, complied with, or otherwise satisfied or waived, and no other action is required except for delivery of the proceeds of the sale of the Securities in order to consummate the Split-Off Transactions. If waived, any condition so waived has been identified to the Underwriters.

     (x) The Company and the Subsidiaries, and, to the knowledge of the Company and its Subsidiaries the Taylor Family and CTFG, have complied in all material respects with all covenants and agreements set forth in the Split-Off Agreements. To the knowledge of the Company and its Subsidiaries,

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

each of the representations and warranties in the Share Exchange Agreement of the Taylor Family and of CTFG are true and correct.

     (y) Except as described with reasonable specificity in the Registration Statement, there is no obligation, claim, action or proceeding pending or, to the Company's knowledge, threatened, nor does, to the Company's knowledge, any reasonable basis exist for such obligation, claim, action or proceeding, which may result in any liability of either the Company or any Subsidiary to either CTFG or the Taylor Family pursuant to the Split-Off Agreements or the Split-Off Transactions, or, to the Company's knowledge, any liability of the Taylor Family to CTFG which would reasonably be expected to give rise to a claim for reimbursement from the Company.

     3. Purchase, Sale and Delivery of Securities.

     (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares, to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule II hereto.  The purchase price for each Firm Share shall be $     per
share. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. In making this Agreement, each Underwriter is contracting severally and not jointly; the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

     The Firm Shares will be delivered by the Company to you for the accounts of the Underwriters against payment of the purchase price therefor by certified or official bank check or other same day funds payable to the order of the Company at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after 4:30 p.m. Eastern Time on the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(c) under the Exchange Act, such time and date of delivery being herein referred to as the "Closing Date." If you so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriters. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Closing Date at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

     (b) It is understood that each Underwriter, may (but shall not be obligated to) make payment to the Company on behalf of the other Underwriter for the Securities to be purchased by such Underwriter. Any such payment shall not relieve such other Underwriter of any of its obligations hereunder.
Nothing herein contained shall constitute either of the Underwriters an unincorporated association or partner with the Company.

     4. Covenants.

     (a) The Company covenants and agrees with the Underwriters as follows:


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


           (i) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

           (ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

           (iii) Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

           (iv) The Company will use its best efforts to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the

      Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

           (v) The Company will furnish to the Underwriters copies of the Registration Statement (three of which will be signed and will include all exhibits), each of the Preliminary Prospectus, the Prospectus, any written Information, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

           (vi) During a period of five years commencing with the date hereof, the Company will furnish to each Underwriter copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission and the National Association of Securities Dealers, Inc. ("NASD"), the Nasdaq Stock Market or any securities exchange.

           (vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

           (viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (A) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda, (B) all filing fees and fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Underwriters shall designate in accordance with Section 4(a)(iv) hereof, (C) the fees and expenses of any transfer agent or registrar, (D) the filing fees incident to any required review by the NASD of the terms of the sale of the Securities, (E) listing fees, if any, and (F) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company or any Taylor Family Representative (as hereinafter defined) to perform any agreement on its or his part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or any Taylor Family Representative is not fulfilled, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

           (ix) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

           (x) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock or Preferred Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

           (xi) Other than as contemplated by this Agreement or any other agreement with either Underwriter, the Company will not incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

           (xii) The Company will inform the Florida Department of Banking and Finance at any time prior to the consummation of the distribution of the Securities by the Underwriters if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

           (xiii) The Company will, and will cause each Subsidiary to, comply in all material respects with all covenants and agreements of the Company and the Subsidiaries contained in the Split-Off Agreements.

     (b) Each of Jeffrey W. Taylor and Bruce W. Taylor (collectively the "Taylor Family Representatives" and individually a "Taylor Family
Representative") covenants and agrees, jointly and severally, with the several Underwriters as follows:

           (i) If this Agreement shall be terminated by the Underwriters because of any failure, refusal or inability on the part of the Company or any Taylor Family Representative to perform any agreement on the Company's or such Taylor Family Representative's part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or such Taylor Family Representative is not fulfilled, each Taylor Family Representative agrees to reimburse the several Underwriters for all out-of-pocket disbursements (including reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Taylor Family Representative shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

           (ii) Each Taylor Family Representative will, and will use such Taylor Family Representative's reasonable best efforts to cause the Taylor Family, the Company and its

      Subsidiaries to, comply in all material respects with all covenants and agreements thereof contained in the Split-Off Agreements.

     5. Conditions of Underwriters' Obligations. The obligations of the Underwriters are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Taylor Family Representatives contained herein, to the performance by the Company and the Taylor Family Representatives of their respective obligations hereunder and to the following additional conditions:

     (a) The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as the Underwriters shall approve and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

     (b) Neither Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in either Underwriter's opinion, is material, or omits to state a fact which, in either Underwriter's opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

     (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or pursuant to employee benefit plans referred to in the Registration Statement), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its Subsidiaries or pursuant to employee benefit plans referred to in the Registration Statement or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business) that, in either Underwriter's judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

     (d) On the Closing Date, there shall have been furnished to the Underwriters the opinion of McDermott, Will & Emery, counsel for the Company, dated such Closing Date and addressed to you, to the effect that:

           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has obtained all requisite approvals to become a registered bank holding company under the BHC Act. The Bank is a state banking corporation duly incorporated and validly existing and in good standing under the laws of the State of Illinois. The Mortgage Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware. The deposit accounts maintained at the Bank are insured by the FDIC to the fullest extent permitted by law, and, to the knowledge of such counsel, no proceedings for the termination or revocation of such membership or insurance are pending or threatened.
      The Bank is a member in good standing of the FRB. Each of the Company and the Bank and the Mortgage Company (collectively the "Significant Subsidiaries") has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus, and the Company is duly qualified to do business as a foreign corporation and is in good standing in the State of Illinois.

           (ii) The capital stock of the Company, as of the date specified in the Prospectus, conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Securities." All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The holders thereof are not subject to personal liability by reason of being such holders. The Securities and Common Stock to be issued and sold by the Company hereunder and in the Common Stock Offering have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement and the Common Stock Offering, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders.
      The outstanding shares of Common Stock of the Company have been, and the shares of Common Stock to be issued and sold by the Company in the Common Stock Offering will be, offered and sold in transactions exempt from the registration, qualification and prospectus delivery requirements of the Act and the securities laws of the State of Illinois. To the knowledge of such counsel, and except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. To such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities or Common Stock as contemplated by this Agreement and the Common Stock Offering gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company under the Act.

           (iii) All of the issued and outstanding shares of capital stock of each of the Significant Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, to such counsel's knowledge, except as otherwise described in the Registration Statement and Prospectus and the Company owns, or will own upon consummation of the Split-Off Transactions, of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. To such counsel's knowledge, except as described in the Registration Statement and Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from either Significant Subsidiary any shares of the capital stock of such Significant Subsidiary.

           (iv) Such counsel has been advised by the Commission that the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

           (v) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings or rulings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

           (vi) The Company and each Significant Subsidiary has the requisite corporate power and authority to enter into this Agreement, the Split-Off Transactions and Split-Off Agreements to which it is a party and to issue the Securities, and each of this Agreement and the Split-Off Agreements have been duly authorized, executed and delivered by the Company and each Significant Subsidiary and, assuming the due authorization, execution and delivery of such agreements by the other party or parties thereto other than the Taylor Family, constitutes a valid, legal and binding obligation of the Company and each Significant Subsidiary enforceable in accordance with its terms (except as rights to indemnity may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, as to which such counsel need express no belief); the execution, delivery and performance of this Agreement and the Split-Off Agreements and the consummation of the transactions herein or therein contemplated or the Split-Off Transactions will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company or its Significant Subsidiaries is a party or by which it is bound or to which any of its property is subject, and which contravention or default would have a Material Adverse Effect, or violate the Company's or its Significant Subsidiaries' charter or by-laws, or any consent, approval, ruling, order, rule, regulation or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or its Significant Subsidiaries or any of their respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or any of the Split-Off Agreements or for the consummation of the transactions contemplated hereby or thereby or the Split-Off Transactions, including the issuance or sale of the Securities and the Common Stock in the Common Stock Offering by the Company, except such as may be required under the Act, the Exchange Act or state securities laws, or approvals of the FRB, the Internal Revenue Service and the Department all of which have been obtained and except such approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws (as to which such securities or blue sky laws as to which such counsel need express no belief).

           (vii) To such counsel's knowledge, neither the Company nor any of its Significant Subsidiaries is in violation of its respective charter or by-laws.

           (viii) Based on conferences with officers of CTFG and representatives of the Taylor Family and its participation in preparation of the Ruling Request and the Tax Ruling, nothing has come to the attention of such counsel that causes such counsel to believe that the Ruling Request or the Tax Ruling contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein. The Split-Off Transactions as described in the Registration Statement do, and when consummated in accordance with the Share Exchange Agreement will, conform in all respects with the Tax Ruling, except for such differences as do not affect the validity of the Tax Ruling.

           (ix) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations but excluding the financial statements and related schedules and financial or statistical information and data included therein, as to which no opinion need be rendered), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

           (x) To such counsel's knowledge, there is no pending or threatened action or proceeding arising out of or relating to the Split-Off Transactions or the Split-Off Agreements to which CTFG, the Company or any of their respective officers or directors is a party or to which any property thereof is subject.





           (xi) In the case Anadarko Petroleum Corp. v. Panhandle E. Corp., 545 A.2d 1171 (Del. 1988), a parent corporation decided to spin-off its wholly-owned subsidiary through a stock dividend. The parent and the subsidiary board of directors subsequently modified certain contracts between the parent and subsidiary, which modifications had an adverse effect on the subsidiary, prior to the spin-off but subsequent to establishment of a record date for the stock dividend and third-party trading of interests in the subsidiary's stock. The Supreme Court of Delaware held that, in this case, the parent and directors of the subsidiary owed no fiduciary duty to prospective stockholders of the subsidiary not to modify contracts even after the parent declared its intention to spin-off the subsidiary because the interests held by the subsidiary's prospective stockholders were insufficient to impose fiduciary obligations on the parent and the subsidiary's directors. Based on the foregoing and such review of Delaware law as it deemed necessary or appropriate, it is such counsel's opinion that in considering whether to approve the Split-Off Agreements to which it is a party, the board of directors of the Company owed their fiduciary obligations only to the Company's then-existing shareholder, CTFG.


     In rendering such opinion such counsel may rely as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its Subsidiaries provided that the extent of such reliance is specified in such opinion. As to matters of state law other than Illinois and Delaware, such counsel may assume that the law of such other jurisdiction is identical to Illinois law.

     (e) On the Closing Date, there shall have been furnished to the Underwriters the opinion of McDermott, Will & Emery, counsel for the Taylor Family, dated the Closing Date and addressed to you, to the effect that:

           (i) Each of this Agreement and the Split-Off Agreements to which any Taylor Family Member is a party have been duly executed and delivered by such Taylor Family Member and, assuming due authorization, execution and delivery of such agreements by the other party or parties thereto other than the Company and other Taylor Family Members, constitutes a valid, legal and binding obligation of such Taylor Family Member enforceable in accordance with its terms (except as rights to indemnity may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); to such counsel's knowledge, the execution, delivery and performance of this Agreement and the Split-Off

      Agreements and the consummation of the transactions herein or therein contemplated or of the Split-Off Transactions will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument to which a Taylor Family Member is a party or by which a Taylor Family Member is bound or to which any of the property of a Taylor Family Member is subject, or any consent, approval, ruling, order, rule, regulation or decree known to such counsel of any court or governmental agency or body having jurisdiction [over a Taylor Family Member or any of the respective shares of CTFG Common Stock owned by a Taylor Family Member]; and, except for regulatory approvals required under the Share Exchange Agreement, all of which have been obtained, no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required of the Taylor Family for the execution, delivery and performance of this Agreement or any of the Split-Off Agreements or for the consummation of the transactions contemplated hereby or thereby or of the Split-Off Transactions.


           (ii) To such counsel's knowledge, there is no pending or threatened action or proceeding arising out of or relating to the Split-Off Transactions or the Split-Off Agreements to which any Taylor Family Member is a party or to which any property of a Taylor Family Member is subject.

     In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems reasonable upon certificates of Taylor Family Members provided that the extent of such reliance is specified in such opinion. As to matters of state law other than Illinois and Delaware, such counsel may assume that the law of such other jurisdiction is identical to Illinois law.
As to the matters set forth in clause (i) above, such counsel may rely (within the meaning of Section 8(d) of the Legal Opinion Accord) on the opinion of Katten Muchin & Zavis (which shall also be addressed to you and dated the Closing Date).

     (f) In giving their opinions required by subsections (d) and (e) of this Section, McDermott, Will & Emery as counsel for the Company and as counsel for the Taylor Family, respectively shall additionally state that such counsel has, in connection with the preparation of the Registration Statement and the Prospectus, examined various documents and participated in conferences with representatives of the Company and its independent auditors, the Taylor Family and such other parties as applicable, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, on the basis of the foregoing, nothing has come to their attention that would lead them to believe that the Registration Statement at the time it became effective (except for the financial statements and related schedules and other financial and statistical information included therein, as to which such counsel need express no belief) contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its respective dates, contained or at the Closing Date contains (except for the financial and statistical information included therein, as to which such counsel need express no belief) any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need not verify or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except as otherwise set forth in its opinions delivered on the Closing Date pursuant to subsection (d) above.

     (g) On the Closing Date, there shall have been furnished such opinion or opinions from Faegre & Benson LLP, counsel for the Underwriters, dated the Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the

Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

     (h) On the Closing Date the Underwriters, shall have received a letter of KPMG Peat Marwick LLP, dated the Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

     (i) On the Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date and addressed to you, signed by the chief executive officer, the president and the chief financial officer of the Company, to the effect that:

           (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

           (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities or the Common Stock for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

           (iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its Subsidiaries, or any

      Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

     (j) On the Closing Date, there shall have been furnished to the Underwriters a certificate, dated such Closing Date and addressed to the Underwriters, signed by the Taylor Family Representatives, in form identical to the certificate (collectively, the "Taylor Family Certificates") dated the date hereof and delivered to the Underwriters concurrently with the execution of this Agreement (the form of which certificate is attached hereto as Exhibit 1);

     (k) The Company and the Taylor Family shall have furnished to the Underwriters and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

     (l) The Split-Off Transactions shall close prior to, or concurrently with, the closing of the offering of the Securities contemplated hereby.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and their counsel. The Company and the Taylor Family will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

     6. Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by an Underwriter, specifically for use in the preparation thereof.

     In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this

Section 6(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Norwest Bank Minnesota, N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Underwriters, it is advisable for the Underwriters to be represented as a group by separate counsel, the Underwriters shall have the right to employ a single counsel to represent the Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

     (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Taylor Family Representatives herein or in certificates delivered pursuant hereto, and the agreements of the Underwriters and the Company contained in
Section 6 hereof,
shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons or any Taylor Family Member and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder; provided, however, that the representations, warranties and agreements of the Taylor Family Representatives made herein or in the Taylor Family Certificates shall so survive for a period of three years from the Closing Date; and provided further that neither Taylor Family Representative shall be liable to the Underwriters for money damages in excess of $1 million each arising out of any inaccuracy in, or breach of, any such representation, warranty or agreement.

     8. Substitution of Underwriters. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor the Taylor Family Representatives shall be under any liability to either Underwriter (except to the extent provided in Section 4(a)(viii), Section 4(b)(ii) and Section 6 hereof) nor shall any Underwriter (other than the Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

     If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriter or by any other party or parties, the non-defaulting Underwriter or the Company shall have the right to postpone the Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8.

     9. Effective Date of this Agreement and Termination.

     (a) This Agreement shall become effective at 10:00 a.m., Central time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Securities for sale to the public. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by you of the publication of a newspaper advertisement relating thereto or upon release by you of telexes offering the Securities for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time this Agreement becomes effective, either Underwriter or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(a)(viii),
Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

     (b) The Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, if (i) the Company or any Taylor Family Representative shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligations hereunder is not fulfilled, (iii) trading on the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended or limited or minimum prices shall have been established on such Exchange or System (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New
York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal, New York or Illinois authorities, or (vi) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of
Section 4(a)(viii), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

     (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified by the Company by telephone or telegram, confirmed by letter.

     If the Company shall fail at the Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

     No action taken pursuant to this Section shall relieve the Company so defaulting from liability, if any, in respect of such default.

     10. Information Furnished by Underwriters. The statements set forth in the last paragraph of the cover page and under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the written information furnished by or on behalf of the Underwriters referred to in
Section 2 and Section 6 hereof.

     11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to the Underwriters c/o Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, if to the Company or to any Taylor Family Representative, shall be mailed, telegraphed or delivered to it at 350 East Dundee Road, Wheeling, Illinois 66090 Attention: Jeffrey W. Taylor; or in each case to such other address as the person to be notified may have requested in writing. All notices given by telegram shall be promptly confirmed by letter. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriters.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.


                            [Signature Page Follows]

     Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Taylor Family Representatives and the Underwriters in accordance with its terms.

                                    Very truly yours,

                                    TAYLOR CAPITAL GROUP, INC.


                                    By
                                        -------------------------
                                    Its
                                        -------------------------



                                    -----------------------------
                                    Jeffrey W. Taylor




                                    -----------------------------
                                    Bruce W. Taylor

Confirmed as of the date first above mentioned



PIPER JAFFRAY INC.


By
   --------------------------------

ROBERT W. BAIRD & CO. INCORPORATED


By
   --------------------------------

                                   SCHEDULE I



Underwriter                                               Number of Firm Shares
-----------                                               ---------------------
Piper Jaffray Inc.
Robert W. Baird & Co. Incorporated

                                                          ---------------------
Total. . . . . . . . . . . . . . . . . . . . . . . . . .        1,530,000
                                                          =====================